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                                                                 EXHIBIT (4)-2






                                                                     CONFORMED
==============================================================================


                      THIRTEENTH SUPPLEMENTAL INDENTURE


                                  _________


                        WISCONSIN NATURAL GAS COMPANY

                                     to

                        HARRIS TRUST AND SAVINGS BANK

                                     and

                                J. BARTOLINI

                                 As Trustees


                  ________________________________________

                      Indenture dated September 1, 1950
                   Of Wisconsin Southern Gas Company, Inc.
                  ________________________________________

                             Assumption of Bonds
                                     by
                        Wisconsin Natural Gas Company
                          in connection with merger
                  ________________________________________


                            DATED JANUARY 1, 1994

==============================================================================





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           Thirteenth Supplemental Indenture Dated January 1, 1994

                                     to

                      Indenture dated September 1, 1950
                   of Wisconsin Southern Gas Company, Inc.

                                ____________

                             TABLE OF CONTENTS*
                                ____________

                                                                          PAGE

PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
GENERAL COVENANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3


                                         ARTICLE I.
                                 ASSUMPTION AND DECLARATION.

Assumption of Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . .   4


                                         ARTICLE II.
                                        THE TRUSTEES.

Trustees not responsible for validity of Thirteenth Supplemental Indenture  4


                                        ARTICLE III.
                                  MISCELLANEOUS PROVISIONS.

Meanings of terms in Thirteenth Supplemental Indenture  . . . . . . . . .   4
Effective Time of Covenants, Declarations and Agreements Contained in
  Thirteenth Supplemental Indenture . . . . . . . . . . . . . . . . . . .   4
Execution of Thirteenth Supplemental Indenture in counterparts. . . . . .   4


TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
EXECUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
WISCONSIN NATURAL'S ACKNOWLEDGMENT  . . . . . . . . . . . . . . . . . . .   7
TRUSTEES' ACKNOWLEDGMENT  . . . . . . . . . . . . . . . . . . . . . . . .   8


____________
* NOTE: The Table of Contents is not part of the Supplemental Indenture and should not be considered as such. It is included herein only for purposes of convenience.




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      SUPPLEMENTAL INDENTURE, dated the first day of January, Nineteen hundred and ninety-four (1994) made by and between WISCONSIN NATURAL GAS COMPANY, a corporation organized and existing under the laws of the State of Wisconsin (hereinafter called "Wisconsin Natural"), party of the first part, and HARRIS TRUST AND SAVINGS BANK, a banking corporation authorized to accept and administer trusts having its principal place of business in Chicago, Illinois, and J. BARTOLINI, as Trustees under the Indenture dated September 1, 1950, hereinafter mentioned, parties of the second part;

      WHEREAS, WISCONSIN SOUTHERN GAS COMPANY, INC., a Wisconsin corporation ("Wisconsin Southern"), has heretofore executed and delivered to Harris Trust and Savings Bank, and J. Bartolini (the successor to F. O. Mann,
R. H. Long and R. G. Mason), as Trustees, the Indenture dated September 1, 1950, from WISCONSIN SOUTHERN GAS COMPANY (corporate predecessor of WISCONSIN SOUTHERN GAS COMPANY, INC.) as amended by a supplemental indenture dated August 18, 1955 (by which Wisconsin Southern Gas Company, Inc. assumed all the obligations of its said predecessor) and by supplemental indentures dated as of October 1, 1956, October 1, 1958, November 1, 1961, December 1, 1963, February 1, 1967, April 1, 1970, January 1, 1973, August 1, 1975, January 1, 1983, January 1, 1988 and February 1, 1991 (said Indenture, as so amended, being hereinafter sometimes referred to as the "Original Indenture" and, together with all supplemental indentures thereto, being sometimes referred to herein collectively as the "Indenture"), to secure the payment of the principal of and the interest and premium, if any, on all Bonds at any time issued and outstanding thereunder, and to declare the terms and conditions upon which Bonds are to be issued thereunder; and the above-mentioned indentures supplemental thereto have heretofore been entered into between Wisconsin Southern and such Trustees; and

      WHEREAS, Bonds have been issued by Wisconsin Southern under said Indenture and indentures supplemental thereto prior to the date hereof as follows:

         (1) $1,400,000 principal amount of First Mortgage Bonds, 3 3/8% Series A due September 1, 1975, which are described in the Indenture dated September 1, 1950, all of which have been redeemed prior to the date of execution hereof;

         (2) $800,000 principal amount of First Mortgage Bonds, 4 1/2% Series B due October 1, 1981, which are described in the Supplemental Indenture dated October 1, 1956, all of which have been redeemed prior to the date of execution hereof;




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                                       2

         (3) $500,000 principal amount of First Mortgage Bonds, 5% Series C due October 1, 1983, which are described in the Third Supplemental Indenture dated October 1, 1958, all of which have been redeemed prior to the date of execution hereof;

         (4) $850,000 principal amount of First Mortgage Bonds, 5 3/8% Series D due November 1, 1986, which are described in the Fourth Supplemental Indenture dated November 1, 1961, all of which have been redeemed prior to the date of execution hereof;

         (5) $1,200,000 principal amount of First Mortgage Bonds, 4.85% Series E due December 1, 1988, which are described in the Fifth Supplemental Indenture dated December 1, 1963, all of which have been redeemed prior to the date of execution hereof;

         (6) $1,500,000 principal amount of First Mortgage Bonds, 6.75% Series F due February 1, 1992, which are described in the Sixth Supplemental Indenture dated February 1, 1967, all of which have been redeemed prior to the date of execution hereof;

         (7) $1,300,000 principal amount of First Mortgage Bonds, 9 5/8% Series G due April 1, 1995, which are described in the Seventh Supplemental Indenture dated April 1, 1970, of which $403,000 principal amount remain outstanding at the date of execution hereof;

         (8) $1,000,000 principal amount of First Mortgage Bonds, 8 3/8% Series H due January 1, 1993, which are described in the Eighth Supplemental Indenture dated January 1, 1973, all of which have been redeemed prior to the date of execution hereof;

         (9) $1,500,000 principal amount of First Mortgage Bonds, 11% Series I due August 1, 1995, which are described in the Ninth Supplemental Indenture dated August 1, 1975, of which $480,000 principal amount remain outstanding at the date of execution hereof;

         (10) $2,500,000 principal amount of First Mortgage Bonds, 12 3/4% Series J due January 1, 1995, which are described in the Tenth Supplemental Indenture dated January 1, 1983, all of which have been redeemed prior to the date of execution hereof;

         (11) $4,000,000 principal amount of First Mortgage Bonds, 10 1/4% Series K due January 15, 1998, which are described in the Eleventh Supplemental Indenture dated January 1, 1988, of which $2,860,000 principal amount remain outstanding at the date of execution hereof;




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                                       3

         (12) $7,000,000 principal amount of First Mortgage Bonds, 9.47% Series L due March 1, 2006, which are described in the Twelfth Supplemental Indenture dated February 1, 1991, all of which remain outstanding at the date of execution hereof;

and

      WHEREAS, pursuant to Articles of Merger dated December 28, 1993, Wisconsin Southern is being merged into Wisconsin Natural, effective at 12:01 a.m., Central Standard Time, on January 1, 1994, with Wisconsin Natural as the successor corporation; and

      WHEREAS, it is provided in Section 14.01 of the Original Indenture that, upon any merger of Wisconsin Southern into another corporation, the due and punctual payment of the principal and interest of all Bonds at the time outstanding according to their tenor and the due and punctual performance of all the covenants of the Indenture shall, by supplemental indenture be expressly assumed by the successor corporation resulting from such merger; and

      WHEREAS, it is provided in Section 14.03 of the Original Indenture that a successor corporation resulting from a merger of Wisconsin Southern into another corporation shall possess, subject to the terms and conditions of the Original Indenture, and may from time to time exercise, each and every right and power of Wisconsin Southern, in the name of such successor corporation or otherwise; and

      WHEREAS, Wisconsin Natural, pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustees a Supplemental Indenture in the form hereof for the purpose of complying with the above-mentioned provisions of Sections 14.01 and
14.03 of the Original Indenture; and

      WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

      NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

      That, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar duly paid by the Trustees to Wisconsin Natural at or before the time of the execution of this Supplemental Indenture, and of other valuable considerations, the receipt whereof is hereby acknowledged, Wisconsin Natural does hereby covenant, declare and agree to and with the Trustees, and their successors in trust, under the Indenture, for the benefit of those who shall hold the Bonds and related coupons, or any of them, issued or to be issued under the Indenture, as follows:




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                                       4

                                  ARTICLE I.
                         ASSUMPTION AND DECLARATION.

      Wisconsin Natural hereby assumes, as of the effective time specified in
Article III hereof, (a) the due and punctual payment of the principal of and interest on all Bonds outstanding under the Indenture at such time, according to their tenor, and (b) the due and punctual performance of all the covenants of the Indenture to be kept or performed by Wisconsin Southern.

      It is hereby declared that, in accordance with Section 17.06 of the Original Indenture, the lien of the Indenture shall not extend to the property of Wisconsin Natural not acquired from Wisconsin Southern and not then subject to the lien of the Indenture, unless Wisconsin Natural shall have expressly agreed that such shall be the case, in the manner specified in Section 14.02 of the Original Indenture.


                                  ARTICLE II.
                                 THE TRUSTEES.

      The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by Wisconsin Natural or for or in respect of the recitals contained herein, all of which recitals are made by Wisconsin Natural solely.


                                  ARTICLE III.
                           MISCELLANEOUS PROVISIONS.

      All terms contained in this Supplemental Indenture, and not herein defined, shall for all purposes thereof, have the meanings given to such terms in Article II of the Original Indenture.

      Although the actual date of execution of this Supplemental Indenture by Wisconsin Natural and by the Trustees is as indicated by their respective acknowledgments hereto annexed, the covenants, declarations and agreements of Wisconsin Natural herein contained shall become effective at 12:01 a.m., Central Standard Time, on January 1, 1994, the effective time of the merger referred to herein.

      This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.




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                                       5

      IN WITNESS WHEREOF, said Wisconsin Natural Gas Company has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; said Harris Trust and Savings Bank has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; and said J. Bartolini has caused this Supplemental Indenture to be executed; all as of the first day of January, one thousand nine hundred and ninety-four.

                                           WISCONSIN NATURAL GAS COMPANY

                                                   \s\  J. G. REMMEL
                                           By_________________________________
                                                        J. G. Remmel
                                                       Vice President


(CORPORATE SEAL)




Attested:

    \s\  ANN MARIE BRADY
________________________________
         Ann Marie Brady
            Secretary


Signed, sealed and delivered by
WISCONSIN NATURAL GAS
COMPANY in the presence of:

      \s\  C. L. FISHER
________________________________
           C. L. Fisher


     \s\  K. L. CRAWFORD
________________________________
          K. L. Crawford
           As Witnesses




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                                       6

                                           HARRIS TRUST AND SAVINGS BANK

                                                  \s\  KEVIN O. HEALY
                                           By ________________________________
                                                       Kevin O. Healy
(CORPORATE SEAL)                                       Vice President


Attested:

   \s\  ROBERT D. FOLTZ
_____________________________
        Robert D. Foltz
      Assistant Secretary

Signed,  sealed  and  delivered by
HARRIS TRUST AND SAVINGS
BANK in the presence of:

    \s\  D. G. DONOVAN
______________________________
         D. G. Donovan

      \s\  R. JOHNSON
______________________________
           R. Johnson
          As Witnesses
                                           J. BARTOLINI

                                                 \s\  J. BARTOLINI
                                           By ________________________________
                                                      J. Bartolini, Co-Trustee

Signed,  sealed  and  delivered by
J. BARTOLINI in the presence of:

    \s\  D. G. DONOVAN
______________________________
         D. G. Donovan

      \s\  R. JOHNSON
______________________________
           R. Johnson
          As Witnesses




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                                       7

STATE OF WISCONSIN,  )
COUNTY OF MILWAUKEE. ) SS.:


        On this 17th day of December, 1993, before me personally appeared
J. G. REMMEL and ANN MARIE BRADY, to me personally known, who being by me severally duly sworn, did say: that J. G. REMMEL is a Vice President and ANN MARIE BRADY is Secretary of WISCONSIN NATURAL GAS COMPANY, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said J. G. REMMEL and ANN MARIE BRADY severally acknowledged said instrument to be the free act and deed of said corporation.


  \s\  MARGARET M. PEARSON
________________________________
       Margaret M. Pearson

          Notary Public
        State of Wisconsin
My Commission expires March 19, 1995
     [Seal of Notary Public]




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                                       8

STATE OF ILLINOIS,  )
COUNTY OF COOK.     ) SS.:


        On this 17th day of December, 1993, before me personally appeared KEVIN O. HEALY and ROBERT D. FOLTZ, to me personally known, who being by me severally duly sworn, did say: that KEVIN O. HEALY is a Vice President and ROBERT D. FOLTZ is an Assistant Secretary of HARRIS TRUST AND SAVINGS BANK, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said KEVIN O. HEALY and ROBERT D. FOLTZ severally acknowledged said instrument to be the free act and deed of said corporation.

       \s\  T. MUZQUIZ
________________________________
            T. Muzquiz

          Notary Public
        State of Illinois
My Commission expires July 12, 1997
     [Seal of Notary Public]




STATE OF ILLINOIS,  )
COUNTY OF COOK.     ) SS.:


        On this 17th day of December, 1993, personally appeared J. BARTOLINI, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that she executed the same for the purposes therein contained.

       \s\  T. MUZQUIZ
________________________________
            T. Muzquiz

          Notary Public
        State of Illinois
My Commission expires July 12, 1997
     [Seal of Notary Public]





   This instrument was drafted by James D. Zakrajsheck and Bruce C. Davidson on behalf of Wisconsin Natural Gas Company.